SCHEDULE 14A
                            (Rule 14a-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT
                         SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the Securities
                    Act of 1934 (Amendment No.       )

Filed by the registrant x

Filed by a party other than the registrant___

Check the appropriate box:
__  Preliminary proxy statement
_x  Definitive proxy statement
__ Definitive additional materials
__ Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                         Salient Cybertech, Inc.
             ------------------------------------------------
             (Name of Registrant as Specified in its Charter)

                         Salient Cybertech, Inc.
             ------------------------------------------------
                (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
x_  No fee required
__ Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and O-11

  1) Title of each class of securities to which transaction applies:__________________________________________________________
  2) Aggregate number of securities to which transaction applies:__________________________________________________________
  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):______________________________________________________
  4) Proposed maximum aggregate value of transaction: ___________
  5) Total fee paid:____________________________________________
__  Fee paid previously with preliminary materials.

___ Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount previously paid: _____________________
  (2) Form, Schedule or Registration Statement No.:________________
  (3) Filing Party: _______________________________
  (4) Date Filed: _________________________________

                             Salient Cybertech, Inc.
                          1999 Lincoln Drive, Suite 202
                             Sarasota, FL. 34236

             NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
                         SATURDAY APRIL 28th, 2001.


NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Salient Cybertech, Inc., a Delaware corporation (the "Company"), will be held at the offices of Salient Cybertech, Inc., at the following address:


                             1999 Lincoln Drive
                                 Suite 202
                            Sarasota, FL.  34236

on Saturday, April 28th, 2001 at 11:00 AM, for the purpose of considering and acting upon the following matters:

1. 	The election of two Class 2 directors to serve until the 2004 Annual
Meeting of Stockholders and until their respective successors are elected and qualified.

2. 	The ratification of the appointment of Bobbitt, Pittenger, &
Company, to audit the company's financial statements.

3. 	The approval by the shareholders of options issued to officers, directors and consultants of the company under the 1998 Stock Option Plan.

4.	The ratification of the 2001 Stock Option Plan.

5.	The transaction of such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on February 15, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote at the meeting. A complete list of the stockholders entitled to vote will be available for inspection by any stockholder during the meeting. In addition, the list will be open for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting at the office of the Company, located at 1999 Lincoln Drive, Suite 202, Sarasota FL 34236.

   The enclosed proxy is solicited by the Board of Directors of the Company. Reference is made to the attached proxy statement for further information with respect to the business to be transacted at the meeting. The Board of Directors urges you to sign, date and return the enclosed proxy promptly. You are cordially invited to attend the meeting in person. The return of the enclosed proxy will not affect your right to vote in person if you do attend the meeting.


/s/Melanie Meer
Secretary            DATE: March 15, 2001

                             Salient Cybertech, Inc.
                          1999 Lincoln Drive, Suite 202
                             Sarasota, FL. 34236

                          PROXY INFORMATION STATEMENT


                                   GENERAL


This information is furnished by the Board of Directors of Salient Cybertech, Inc. (the "Company") for the Company's 2001 Annual Meeting of Stockholders (the "Meeting"), which will be held on the date, at the time and place, and for the purposes set forth in the foregoing notice, and at any adjournment or postponement thereof. This proxy statement and the foregoing notice are first being sent to stockholders of the Company
(the "Stockholders") on or about March 20, 2001.

The Board of Directors does not intend to bring any matter before the Meeting except as specifically indicated in the notice and does not know of anyone else who intends to do so. If any other matters properly come before the Meeting, however, shareholders in attendance, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters. Any proxy may be revoked at any time prior to its exercise by notifying the Secretary in writing, by delivering a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

VOTING SECURITIES AND SECURITY OWNERSHIP

Voting Securities

At the close of business on February 15, 2001, the record date fixed for the determination of Stockholders entitled to notice of and to vote at the Meeting, there were 9,477,357 outstanding shares of the Company's Common Stock, its only class of voting securities currently issued. Each share of Common Stock entitles the record holder thereof to one vote. The presence at the Meeting, in person or by proxy, of a majority of such outstanding shares of Common Stock will constitute a quorum.

The affirmative vote of a majority of shares of Common Stock present, in person or by proxy, and entitled to vote at the Meeting will be required to:

1.	elect directors.

2.	ratify the appointment of Bobbitt, Pittenger & Company, to audit the Company's financial statements for the year ended December 31, 2001.

3.	approve the stock options issued to officers, directors and
consultants.

4.	ratify the adoption of the 2001 Stock Option Plan.

Proxies submitted which contain abstentions or broker non-votes will be deemed present at the Meeting in determining the presence of a quorum. Shares of Common Stock that are voted to abstain with respect to any matter are considered shares entitled to vote, and cast, with respect to that matter. Shares of Common Stock subject to broker non-votes with respect to any matter will not be considered as shares entitled to vote with respect to that matter.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

 The following table sets forth certain information as of February 15, 2001 regarding the beneficial ownership of the Company's Common Stock by
(i) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) by each Director and executive officer of the Company and (iii) by all executive officer and Directors of the Company as a group. Each of the persons named in the table has sole voting and investment power with respect to Common Stock beneficially owned. The number of shares indicated does not include unexercised stock options.

Name                    Number of Shares
Beneficial Owner        Beneficially Owned                Percent of Class

Paul Sloan*                      1,426,869                         15.05%
CEO, President, Director
Jim Vondra                          41,476                           .45%
Director
James Marquis                            0                             0%
Director
Kim Adolphe                      1,896,000                         20.01%
Director, President
of Subsidiary
Melanie Meer                        20,000                           .02%
Secretary

All Directors & Officers         3,374,345                         35.53%
as a group (6 persons)
* Paul Sloan also owns 9 shares of preferred convertible stock, each convertible into 1,500,000 common shares.

The following table sets forth information at February 15, 2001 with respect to the beneficial ownership of the Company's Stock by (a) each director and each nominee for election as a director of the Company, (b) each current executive officer named in the Summary Compensation Table under the caption "EXECUTIVE COMPENSATION" and (c) all directors and executive officers of the Company as a group (6 persons). Unless otherwise indicated, each person named below and each person in the group named below has sole voting and dispositive power with respect to the shares of Common Stock indicated as beneficially owned by such person or group. The number of shares indicated does not include unexercised stock options.

Name                    Number of Shares
Beneficial Owner        Beneficially Owned               Percent of Class

Paul Sloan                       1,426,869                         15.05%
CEO, President, Director
Jim Vondra                          41,476                           .45%
Director
James Marquis                            0                             0%
Director
Kim Adolphe                      1,896,000                         20.01%
Director, President
of Subsidiary
Melanie Meer                        20,000                           .02%
Secretary

All Directors & Officers         3,374,345                         35.53%
as a group (6 persons)
* Paul Sloan also owns 9 shares of preferred convertible stock, each convertible into 1,500,000 common shares.

PROPOSAL ONE - ELECTION OF CLASS 2 DIRECTORS

The Company's By-Laws provide for the election of two CLASS 2 Directors to serve for a term of three year, until the 2004 Annual Meeting of Stockholders and the election and qualification of their respective successors. Unless otherwise directed, proxies will be voted for the election of Paul Sloan and Jim Vondra as directors.

Each of the nominees has indicated a willingness to serve as a director of the Company. In the event that any of the nominees should become unavailable or unable to serve for any reason, the persons named in the enclosed proxy will vote for one or more alternate nominees as the Board of Directors may recommend.


The following table sets forth certain information about each nominee.

Name			     Age	   Position

Paul Sloan		42	    Director.

Jim Vondra		60	    Director.


Paul Sloan - Chairman, President and CEO of Salient Cybertech, Inc.

Paul is the founder of Salient Cybertech, Inc. formerly known as Sloan Electronics. At Sloan Electronics, Paul co-designed and patented the first electronic House Arrest System, which utilized both voice identification and radio frequency technology and was installed in over 150 government locations. Paul also created the Wander Alert System for Alzheimer's patients. The company's electronic product line was phased out in 1999 in order to pursue growth in the Internet and software/hardware technology arenas.

Between 1986 and 1992, Paul was co-founder and President of Vorec
Corporation, which developed the Vorec system, one of the original criminal justice electronics systems used worldwide.

Paul's professional background includes positions in the high-tech, electronics, and computer database industries. He received an Associate Degree in Science: Aerospace Communication and Technologies from Embry Riddle Aeronautical University in Florida.

Jim Vondra - Director

Jim has 30 years of experience in data processing, programming, and the management and administration of Information Management Systems (IMS).

Since 1991, Jim has served as the "functional lead" for industry giant Computer Sciences Corporation, with more than 800 offices worldwide. Jim has leadership and technology responsibility for IBM's IMS software at corporate and government client sites globally, including installation, packaging, distribution, maintenance, and support of IMS and all related Independent Software Vendor products.

From 1969 to 1991 Jim was an Applications Programmer and Systems Programmer for General Dynamics Corporation. He holds a B.A in Business Administration from North Texas State University.

The Directors to be elected at the Annual Meeting will hold office until the 2004 Annual Meeting of shareholders and their successor is elected and qualified. Thereafter, each director will be elected to a three-year term, with one-third of the number of authorized directors being elected at each annual meeting of shareholders. The Board of Directors has unanimously approved the election of the nominees listed below.

Class 2 Directors:	Paul Sloan
                   Jim Vondra

The affirmative vote of at least a majority of the shares represented and voting at the Annual Meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) is necessary for election of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTORS.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors of the Company has selected Bobbitt, Pittenger & Company as the Company's principal certified public accountants for the fiscal year ending December 31, 2001. It is anticipated that a representative of Bobbitt, Pittenger & Company will be present at the Meeting, and will respond to appropriate questions of stockholders.

PROPOSAL TWO - RATIFICATION OF SELECTION OF AUDITORS

The firm of Stan J.H. Lee and Company PA (SLC) audited the financial statements of the Company for the fiscal year ended Dec. 31, 1999 through June 30, 2000. On January 12, 2001, pursuant to a vote of the Board of Directors, the firm of Bobbitt, Pittenger & Company was selected to audit the financial statements of the Company for the year ended Dec. 31, 2000.

The report of SLC on the Company's financial statements for the previous year did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During the entire period of the engagement of SLC, through June. 30, 2000, there had been no disagreement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to SLC's satisfaction, would have caused SLC to make reference in connection with its reports to the subject matter of the disagreement.

Accordingly, the Board of Directors will offer the following resolution at the Annual Meeting:

RESOLVED, that the appointment by the Board of Directors of Bobbitt, Pittenger & Company, independent public accountants, to audit the financial statements of the Company for the year ended Dec. 31, 2000 be, and hereby is, ratified and approved.

The affirmative vote of at least a majority of the shares represented and voting at the Annual Meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) is necessary for approval of Proposal No. 2. Under Delaware law, there are no rights of appraisal or dissenters rights which arise as a result of a vote to ratify the selection of auditors.

THE BOARD OF DIRECTORS DEEMS PROPOSAL TWO TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

INFORMATION CONCERNING LEGAL PROCEEDINGS

There are various claims, lawsuits and pending actions against Salient Cybertech, Inc. incident to its operations. It is the opinion of the Company's management that the ultimate resolution of these matters will not have a material adverse effect on Salient Cybertech's liquidity, financial position or results of operations.

INFORMATION CONCERNING MEETINGS OF THE BOARD OF DIRECTORS

The Directors held several informal telephone discussions and voted on issues by special ballot. The entire Board of Directors considers issues before it, and may form committees for certain purposes.

EXECUTIVE AND DIRECTORS' COMPENSATION

The Directors received the following stock options during 2000:

Name            Amount   Date issued   Exercise Price   Term  Amount Exercised

Paul Sloan      35,000   5/13/00       $2.00             5 yr       0

Jim Vondra      10,000   5/13/00        2.00            10 yr       0

Kim Adolphe     25,000   5/13/00        2.00             5 yr       0

Todd Finch*     10,000   5/13/00        2.00            10 yr       0

Jim Marquis     10,000   5/13/00        2.00            10 yr       0

Melanie Meer    10,000   5/13/00        2.00            10 yr       0
____________
* Retired from Board on June 1, 2000

EXECUTIVE COMPENSATION

The primary objectives of the Company's executive compensation structure are to maintain executive compensation at competitive levels to retain qualified personnel and to reward individuals for their respective contributions to the Company's success. Bonuses may be granted in order to reward and acknowledge employees for, among other things, individual initiative and achievement. A number of factors are considered in determining compensation of executives, such as historical financial results, anticipated revenues and earnings for the next fiscal year, individual contributions to, and length of service with, the Company, compensation levels at other companies (both within and outside the Company's industry), and equity and fairness within the top levels of management. Decisions on executive officer compensation are, however, primarily subjective. No predetermined weight is generally assigned to any of the factors mentioned above. A guideline in determining bonus compensation for division presidents and other designated executive officers has historically been the achievement of budgeted sales and earnings levels, but no other specific corporate performance related targets are otherwise used and the achievement of such goals is not, in all cases, determinative of whether an executive officer will receive bonus compensation or the amount of such compensation.

Summary Compensation Table

Name and Principle                                  All Other Compensation
Position                        Year    Salary       Pecuniary     Shares
Paul Sloan, Chairman            2000   $150,000(1)                 35,000(4)
President, Chief                1999     78,000(2)                 50,000(4)
Executive Officer               1998     60,000(3)                 20,000(4)
And Director

Melanie Meer                    2000     25,000(5)                 10,000(4)

Jim Vondra                      2000                               10,000(4)
Director                        1999                               10,000(4)
                                1998                               10,000(4)

Kim Adolphe                     2000   $153,000(6)                 25,000(4)
Director, and President         1999    123,000(6)              2,000,000(7)
of Subsidiary                   1998     70,000(6)

James Marquis                   2000                               10,000(4)
                                1999                               10,000(4)

Todd Finch*                     2000                               10,000(4)
_____________
* Retired in June, 2000.
(1) Mr. Sloan's salary as full time President of December 31, 2000. This amount is accrued and payable by the Company
(2) Mr. Sloan received $0 as of December 31, 1999. This amount is accrued and payable by the Company. Mr. Sloan received 10 shares of preferred convertible stock, each share convertible into 1,500,000 common shares.
(3) Mr. Sloan received $25,000 as of December 31, 1998. The balance of $35,000 is accrued and payable by the Company.
(4) Shares in stock option plan (unexercised).
(5) Salary for in-house accounting .
(6) Salary and auto expenses received from Subsidiary. This is consolidated and carried back two years, even though the Subsidiary was only purchased in September, 1999.
(7) Shares received as compensation for the purchase of Gemini. The original sale price was 20,000,000 shares, which were subject to the 1 for 10 reverse split in November, 1999,

In addition, the Company may award stock options to key employees, members of management, directors and consultants under stock option programs as bonuses based on service and performance.

CERTAIN TRANSACTIONS AND RELATED TRANSACTIONS

Except as described below or under "Compensation of Directors" and "Executive Compensation" the Company has not engaged in transactions required to be disclosed with individuals who were officers, directors, principal stockholders or affiliates thereof.

Mr. Sloan provided office and work space during 1998 to the Company in owned properties at 2527 Montery St, Sarasota FL and 4266 Higel Avenue, Sarasota FL. The total amount paid was $11,513.

In September, 1999, Kim Adolphe received 20,000,000 shares for the purchase all outstanding shares in Gemini Learning Systems, Inc. She had been the sole shareholder of that company. Subsequently, Ms. Adolphe was appointed President of the Subsidiary, and a director of Salient Cybertech, Inc. The shares were, in November 1999, subject to a 1 for 10 reverse split of Salient Cybertech's common shares.

COMPLIANCE WITH SECTION 16(a)

Management believes all reports required by this section have been filed by Directors, Officers and Beneficial Owners.

PROPOSAL THREE - SHAREHOLDER APPROVAL OF OPTIONS GRANTED UNDER THE 1998 STOCK OPTION PLAN

The 1998 Stock Option Plan was approved by the Board of Directors of the Company on April 10, 1998, and ratified by the Shareholders on May 16, 1998.

The purpose of the 1998 Stock Option Plan is to attract and retain and provide additional incentive to selected employees, officers, directors, agents, consultants and independent contractors of the Company, or of any parent or subsidiary of the Company. Each option granted pursuant to the 1998 Stock Option Plan is required to be designated at the time of grant as either an "incentive stock option" or as a "non-qualified stock option. "The following description of the 1998 Stock Option Plan is qualified in its entirety by reference to the 1998 Stock Option Plan itself.

Administration of the Plan

The 1998 Stock Option Plan is administered under the direction of the Board of Directors of the Company by the committee appointed by the Board, which consists of the President and Secretary/Treasurer of the Company, which determines who among those eligible will be granted options, the time or times at which options will be granted, the number of shares to be subject to options, the durations of options, any conditions to the exercise of options and the manner in and price at which options may be exercised.
The Board is authorized to amend, suspend or terminate the 1998 Stock Option Plan, except that it is not authorized without stockholder approval (except with regard to adjustments resulting from changes in capitalization) to (i) increase the maximum number of shares that may be issued pursuant to the exercise of options granted under the 1998 Stock Option Plan; (ii) permit the grant of a stock option under the 1998 Stock Option Plan with an option price less than 85% of the fair market value of the shares at the time such option is granted (or 11O% for greater than 1O% stockholders); (iii) change the eligibility requirements for participation in the 1998 Stock Option Plan; (iv) extend the term of any option or the period during which any option may be granted under the 1998 Stock Option Plan; or (v) decrease an option exercise price (although an option may be canceled and a new option granted at a lower exercise price).


Shares Subject to the Plan

The 1998 Stock Option Plan provides that options may be granted with respect to a total of 500,000 shares of Common Stock, subject to adjustment upon certain changes in capitalization without receipt of consideration by the Company. In addition, if the Company is involved in a merger, consolidation, dissolution or liquidation, the options granted under the 1998 Stock Option Plan will be adjusted or, under certain conditions, will terminate, subject to the right of the option holder to exercise his option or a comparable option substituted at the discretion of the Company prior to such event. If any option expires or terminates for any reason, without having been exercised in full, the unpurchased shares subject to such option will be available again for the purposes of the 1998 Stock Option plan.

Participation

Any employee, officer, director, agent, consultant or independent contractor of the Company is eligible to receive incentive stock options or non-qualified stock options granted under the 1998 Stock Option Plan.

Option Price

The exercise price of each option will be determined by the Board (or any committee appointed by the Board), but incentive stock options may not be priced less than 85% of the fair market value of the shares of Common Stock covered by the option on the date the option is granted.

If an incentive stock option is to be granted to an employee who owns over 10% of the total combined voting power of all classes of the Company's stock, then the exercise price may not be less than 110% of the fair market value of the Common Stock covered by the option on the date the option is granted.

Terms of Options

The Board (or any committee appointed by the Board), in its discretion, establishes the term of each option, provided that the maximum term of each option is 10 years. Options granted to an employee who owns over 10% of the total combined voting power of all classes of stock of the Company expires not more than five years after the date of grant. The 1998 Stock Option Plan provides for the earlier expiration of options of a participant in the event of certain terminations of employment.

Options Grants

As of the date hereof, the following options to purchase a total of 400,000 shares of Common Stock have been granted pursuant to the 1998 Stock Option Plan:

                Issue           Exercise                            Amount
Name            Amount          Date            Price       Term    Exercised
Mr. Provost*    20,000          5/15/98         $0.32       5 yr       0
                50,000          2/24/99          1.44       5 yr       0
Mr. Sloan       20,000          5/15/98         $0.32       5 yr       0
                50,000          2/24/99          1.44       5 yr       0
                35,000          5/13/00          2.00       5 yr       0
                35,000          3/15/01          2.00       5 yr       0
Mr. Cohen*      10,000          5/15/98         $0.25      10 yr       0
                10,000          2/24/99          1.12      10 yr       0
Mr. Solomon*    10,000          5/15/98         $0.25      10 yr       0
                10,000          2/24/99          1.12      10 yr       0
Mr. Vondra      10,000          5/15/98         $0.25      10 yr       0
                10,000          2/24/99          1.12      10 yr       0
                10,000          5/13/00          2.00      10 yr       0
                10,000          3/15/01          2.00      10 yr       0
Mrs. Adolphe    25,000          5/13/00          2.00       5 yr       0
                25,000          3/15/01          2.00       5 yr       0
Mr. Finch*      10,000          5/13/00          2.00      10 yr       0
Mr. Marquis     10,000          5/13/00          2.00      10 yr       0
                10,000          3/15/01          2.00      10 yr       0
Ms. Meer        10,000          5/13/00          2.00      10 yr       0
                10,000          3/15/01          2.00      10 yr       0
____________
* Retired

Options to purchase an aggregate of 20,000 shares were also issued in 1998 to consultants. The Company currently intends to grant options to purchase 10,000 shares of Common Stock ("Shares") to each of the board members, and a further 25,000 Shares to Paul Sloan and 15,000 Shares to Kim Adolphe, as executive compensation, all share options to be issued after the 2000 Annual Meeting.

Approval and Termination

The 1998 Stock Option Plan was approved by the Board of Directors of the Company on April 10, 1998 and the Shareholders on May 16, 1998 and, unless sooner terminated by the Board of Directors (or any committee appointed by the Board), will terminate on April 10, 2008.

Accordingly, the Board of Directors will offer the following resolution at the Annual Meeting:

RESOLVED, that the shares listed above as Option Grants under the 1998 Stock Option Plan are ratified and approved.

The affirmative vote of at least a majority of the shares represented and voting at the Annual Meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) is necessary for approval of Proposal No. 4.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF PROPOSAL
NUMBER THREE.

PROPOSAL FOUR - SHAREHOLDER RATIFICATION OF THE 2001 STOCK OPTION PLAN

The 2001 Stock Option Plan was approved by the Board of Directors of the Company on March 15, 2001, subject to shareholder approval.

The purpose of the 2001 Stock Option Plan of Salient Cybertech, Inc. (the "Plan") is to encourage and enable selected employees associated with Salient Cybertech, Inc. (the "Corporation"), a proprietary interest in the Corporation through the ownership of its common stock. The terms of the Plan are as follows:

1.	The Stock.  Options granted under the Plan shall be for the
purchase of shares of common stock, par value $.01 per share, of the Corporation ("Common Stock"). Subject to adjustment in the number and kind of shares as hereinafter provided, not more than ten percent of the total outstanding shares of the Corporation as of the date of the 2001 Board of Directors meeting, shall be issued under the Plan. Such shares may be authorized but unissued shares or shares acquired by the Corporation and held in its treasury, as the Board of Directors may determine. Any shares in respect of which an option granted under the Plan shall have expired or terminated may again be allotted under the Plan. Each option granted under the Plan shall be subject to the requirement that, if at any time the Board of Directors shall determine that the listing, registration or qualification of the shares subject thereto upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable in connection with the granting of such option or the issue or purchase of shares subject thereto, no such option may be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

2.	Types of Options.  The types of Options that may be granted under the Plan are incentive stock options (hereinafter "ISOs"), as defined under
Section 422 of the Internal Revenue Code (the "Code"). Any such option, or part thereof, granted under the Plan may be designated as an ISO or a non-qualified stock option by and with the approval of the Board of Directors of the corporation.

3.	Eligibility.  Options shall be granted only to employees selected at the discretion of the Board of Directors of the Corporation based on requirements set by the Board of Directors. Under the Plan, the aggregate fair market value of the shares of Common Stock with respect to which all ISOs are first exercisable by the optionee during any calendar year shall not exceed $100,000. Notwithstanding any contrary provision of the Plan, no ISO shall be granted to any employee who, at the time the option is granted, owns directly or indirectly within the meaning of Section 424(d) of the Code more than three percent of the total combined voting power of all classes of stock of the Corporation, unless (a) the purchase prices of shares under such option is at least 110% of the fair market value of a share of the Common Stock on the date the option is granted, and (b) the expiration date of such option is a date not later than the day preceding the fifth anniversary of the date on which the option is granted.

4.	Number of Options.  No individual shall be granted options in the aggregate under the Plan, which would permit said individual to own more than five percent of the total combined voting power of all classes of stock of the Corporation.

5.	Price.  The purchase price of shares under each option shall be fair market value.

6.	Option Period.  The period during which each option may be
exercised shall be set forth in this plan, but in no event shall an option be exercisable in whole or in part (a) before the end of six (6) months following the date of the grant, or (b) after the termination of the employee's relationship with the Corporation. An employee shall not be granted an option until he has been employed at least three years with the Corporation. For every year of employment, the employee shall be granted one tenth of one percent of the number of shares of stock in the Corporation outstanding as of the date of the Board of Directors meeting of 2001.

7.	Exercise of Option.  Except as provided in paragraphs 9 and 11 below, no option may be exercised unless the optionee is at the time of such exercise in the employ of the Corporation and shall have been continuously so related since the granting of the option. Payment for shares purchased need not be made in full at the time of exercise and shall be left in the sole discretion of the Board of Directors of the Corporation. No fractional shares will be issued. The optionee shall be responsible for paying all taxes related to the options granted.

8.	Non-transferability of Option.   No option granted under the Plan
shall be transferable otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title 1 of the Employee Retirement Income Security Act, or the rules thereunder, and such option shall be exercisable, during his or her lifetime, only by the employee.

9.	Death of Optionee.   In the event of the death of an optionee
while entitled to exercise any option granted to him or her, such option shall be exercisable up to the date of expiration of the option period or within twelve months next succeeding the date of death, whichever is earlier, and then only (a) by the optionee's legal representatives or the person or persons to whom the optionee's rights under the option pass by the optionee's will or the laws of descent and distribution, and (b) to the extent that he or she was entitled to exercise the option at the date of his or her death.

10.	Option Plan Dividends.  The stock to be issued under this Plan does not pay any dividends and it is not anticipated that any dividends will be paid in the future.

11.	Continuation of Relationship.  Each option, to the extent it shall not have been exercised, shall terminate when the relationship of the optionee terminates for any reason other than death, disability or retirement either after age 65, or prior thereto with the consent of the Board of Directors under a pension, profit sharing, long-term disability or similar plan of his or her employer. In the event of termination of relationship because of such retirement or disability, the options shall terminate on the date of expiration of the option period and may be exercised as though the optionee had remained in relation with the Corporation until the termination of the option except as the Board of Directors may provide otherwise. Nothing contained in the Plan or in any option granted pursuant to the Plan shall confer on any optionee any right to be continued in his relationship the Corporation.

12.	Dilution or Other Adjustments.  In the event that the outstanding shares of Common Stock shall be increased or decreased or changed into or exchanged for a different number of kind of shares of stock or other securities of the Corporation or of another corporation, whether through reorganization, merger, consolidation, recapitalization, stock split, combination of shares, stock dividend or otherwise, the Board of Directors shall make adjustment, in its sole and absolute discretion in the number or kind of shares or securities available for option pursuant to the Plan and subject to any option, and the purchase price therefore. The determination of the Board of Directors as to such adjustments shall be conclusive.

13.	Effective Date and Termination of the Plan.  The Plan was authorized by the Board of Directors effective as of the 2001 Board of Directors meeting, subject to and conditioned upon approval of the holders of a majority of the Corporation's then outstanding shares of Common Stock, all voting as a single class. The Board of Directors may in its discretion terminate the Plan with respect to any shares for which options have not theretofore been granted.

14.	Effect of a Change in Control on Options.  "Change in Control"
shall mean (i) a merger or consolidation to which the Corporation is a party and for which the approval of any shareholders of the Corporation is required; (ii) a sale or transfer of substantially all of the assets of the Corporation; or (iii) a liquidation or reorganization of the Corporation.
In the event of a Change in Control then all outstanding options which have been held by the optionee for at least six (6) months from the date of their grant shall vest and become immediately exercisable.

15.	Administration and Amendment to the Plan.  The Plan shall be administered by a person as appointed from time to time by the Board of Directors from among its members. The Board of Directors from time to time may adopt rules and regulations for carrying out the Plan. The interpretation and decision with regard to any question arising under the Plan made by the Board of Directors shall be final and conclusive on the Corporation and on all participants, and other persons eligible to participate, in the Plan. The Board of Directors may at any time, or from time to time, suspend or terminate the Plan in whole or in part or amend the plan in such respect as the Board of Directors may deem appropriate; provided, however, that no such amendment shall be made, which would, without approval of the holders of a majority of the Corporation's outstanding shares of Common Stock, Board of Directors and any other class or series of stock which is entitled to vote with the holders of the Common Stock, all voting as a single class:

(a)	materially modify the eligibility requirements for receiving options or change the class of persons to whom options may be granted:

(b)	materially increase the number of shares of Common Stock which may be issued pursuant to options;

(c)	reduce the minimum purchase price for option shares as set forth in paragraph 5 above;

(d)	extend the period of granting options; or

(e)	materially increase in any other way the benefits accruing to optionees.

No amendment suspension or termination of the Plan may, without the optionee's consent, alter or impair any of the rights or obligations under any option theretofore granted to an optionee under the Plan. The Board of Directors may amend the Plan, subject to the limitations cited above, in such manner as it deems necessary to (a) permit the granting of options meeting the requirements of future amendments, if any, to the Code or future regulations issued thereafter and (b) ensure that options granted or to be granted hereunder meet the requirements of Rule 16b-3 of the '34 Act for the exemption from the provisions of Rule 16b-3 thereunder, as such rule may hereinafter be amended.

16.	Approval and Termination.  The 2001 Stock Option Plan was approved by the Board of Directors of the Company on March 15, 2001 and, subject to Shareholder ratification, unless sooner terminated by the Board of Directors (or any committee appointed by the Board), will terminate on April 10, 2011.

Accordingly, the Board of Directors will offer the following resolution at the Annual Meeting:

RESOLVED, that the 2001 Stock Option Plan is ratified and approved.

The affirmative vote of at least a majority of the shares represented and voting at the Annual Meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) is necessary for approval of Proposal No. 4.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF PROPOSAL
NUMBER FOUR.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the 2001 Annual Meeting of Stockholders must be received by the Company by December 31, 2000 in order to be considered for inclusion in the Company's proxy statement and any form of proxy relating to that meeting.

SOLICITATION OF PROXIES

The Company will bear the cost of the solicitation of proxies for the Meeting, including the cost of preparing, assembling and mailing proxy materials, the handling and tabulation of proxies received and charges of brokerage and other institutions, nominees and fiduciaries in forwarding such materials to beneficial owners. The solicitation may be made in person or by telephone or telegraph by directors, officers and regular employees of the Company, or by a professional proxy solicitation organization engaged by the Company.

ANNUAL REPORT ON FORM 10-KSB

The Company's audited financial statements for the year ending December 31, 2000 and related disclosures are incorporated by reference herein from the Company's 2000 Annual Report 10-KSB which is available at no cost upon written or oral request from the Secretary, and is also available from the SEC Filings link from the Company web site at www.salientcyber.com.

By order of the Board of Directors,


/s/Melanie Meer
Secretary                         DATE: March 15, 2001


IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO
FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY NO MATTER
HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.

                       1999 Lincoln Drive, Suite 202
                          Sarasota,  FL. 34236

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SATURDAY APRIL 28TH, 2001 AT 11:00 AM
FOR HOLDERS OF RECORD AS OF FEBRUARY 15, 2001

PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned stockholder of SALIENT CYBERTECH, INC. (the "Company"), revoking all previous proxies, hereby appoints PAUL SLOAN as the attorney and proxy of the undersigned, with full power of substitution and resubstitution, to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company, to be held at 11:00 A.M. at the offices of Salient Cybertech, 1999 Lincoln Drive, Suite 202, Sarasota, FL. 34236 on April 28th, 2001, and at any adjournment or postponement thereof, provided that said proxies are authorized and directed to vote as indicated with respect to the following matters:

Indicate your vote by marking an "X"

DIRECTORS:

Directors recommend a vote for election of the following directors:

1-Paul Sloan
2-Jim Vondra

____ FOR all nominees      _____ WITHHOLD all nominees

____ WITHHOLD vote for any individual nominee. Write in numbers below:

______________________________

PROPOSALS:

PROPOSAL 2- Ratification of appointment of Bobbitt, Pittenger & Company as auditors for the year ending December 31, 2001.

Directors recommend a vote "FOR" Proposal 2.

____ FOR        ____ AGAINST     _____ ABSTAIN

PROPOSAL 3- Ratification of Options issued pursuant to the 1998 Stock
Option Plan.

Directors recommend a vote "FOR" Proposal 3.

____ FOR        ____ AGAINST     _____ ABSTAIN

PROPOSAL 4- Ratification of the 2001 Stock Option Plan.

Directors recommend a vote "FOR" Proposal 4.

____ FOR        ____ AGAINST     _____ ABSTAIN

    Such other business as may properly come before the meeting or any adjournment thereof.


The undersigned hereby acknowledges receipt of the Notice of Annual Meeting Proxy Statement, and Annual Report.


Signature______________________________  Date:_____________________

Print Name_____________________________